UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: October 30, 2023

(Date of earliest event reported)

Earthstone Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35049	81-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300 The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on August 21, 2023, Earthstone Energy, Inc., a Delaware corporation (the “Company”), and Earthstone Energy Holdings, LLC, a Delaware limited liability company (“OpCo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Permian Resources Corporation, a Delaware corporation (“Permian Resources”), Smits Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Permian Resources, Smits Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Permian Resources, and Permian Resources Operating, LLC, a Delaware limited liability company. Pursuant to the Merger Agreement, the Company and OpCo will become wholly owned subsidiaries of Permian Resources (the “Mergers”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 30, 2023, the Company held a special meeting of stockholders of the Company (the “Special Meeting”) at the Company’s principal executive offices located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380 to vote upon the following matters: (i) a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby (the “Merger Proposal”), (ii) a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Mergers (the “Compensation Advisory Proposal”) and (iii) a proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). Prior to the Special Meeting, the Company delivered a definitive joint proxy statement/prospectus (the “Proxy Statement”) to its stockholders describing the Special Meeting, the Merger Proposal, the Compensation Advisory Proposal, the Adjournment Proposal, the Mergers and related information. The Proxy Statement was filed with the U.S. Securities and Exchange Commission on September 26, 2023.

As disclosed in the Proxy Statement, as of the close of business on September 22, 2023, the record date for the Special Meeting, there were 106,331,055 shares of the Company’s Class A common stock, par value $0.001 per share (the “Company Class A Common Stock”), and 34,257,641 shares of the Company’s Class B common stock, par value $0.001 per share (together with the Company Class A Common Stock, the “Company Common Stock”), issued and outstanding. Each issued and outstanding share of Company Common Stock entitled its holder of record to one vote on each matter to be considered at the Special Meeting. At the Special Meeting, 123,360,453 shares of Company Common Stock eligible to vote were present during the Special Meeting or represented by proxy, constituting a quorum.

At the Special Meeting, the Company’s stockholders approved the Merger Proposal, the Compensation Advisory Proposal and the Adjournment Proposal (each of which is more fully described in the Proxy Statement) by the affirmative vote of the number of shares of Company Common Stock required to approve such proposals.

The results of the Company stockholder votes taken at the Special Meeting, by proposal, were as follows:

Proposal 1 – Merger Proposal

For	Against	Abstentions	Broker Non-Votes
123,219,765	63,755	76,933	0

Proposal 2 – Compensation Advisory Proposal

For	Against	Abstentions	Broker Non-Votes
90,606,864	32,450,200	303,389	0

Proposal 3 – Adjournment Proposal

For	Against	Abstentions	Broker Non-Votes
118,688,543	4,589,580	82,330	0

Item 8.01	Other Events.

With the approval of the Merger Proposal, the Company expects the closing of the Mergers to occur on November 1, 2023, subject to the satisfaction or waiver of the remaining conditions to close, each of which by their nature cannot be satisfied until the closing.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Dated: October 30, 2023	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President – Accounting and Administration

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